UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  September 25, 2017

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2017 the Company held its 2017 Annual Meeting and the following are the final voting tallies for the Annual Meeting:

Proposal #1 – Election of Directors

The election of the Nominees to the Company’s Board to serve until the Company’s 2018 Annual Meeting of Shareholders or until successors are duly elected and qualified:

		Voted For	Withheld
Leigh Freeman		8,871,662	471,210
Steven Osterberg		9,283,370	59,502
Giulio Bonifacio		8,911,670	431,202
Paul Dircksen		8,846,652	496,220
Paul Zink		8,941,822	401,050

Proposal #2 To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2017 fiscal year	For	Against	Abstain
	14,963,106	74,781	108,696
Proposal #3 To conduct an advisory, non-binding vote on executive compensation	For	Against	Abstain
	9,173,570	100,956	68,346

Proposal #4 To conduct an advisory, non-binding vote on the frequency of future advisory votes on executive compensation	1 Year	2 Years	3 Years	Abstain
	813,047	283,651	8,174,201	71,973

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on August 10, 2017.  All nominees for director were elected.  The Company’s appointment of DeCoria, Maichel & Teague P.S. to serve as the Company’s independent registered public accounting firm for the 2017 fiscal year was ratified.  The proposal for the advisory vote on the compensation of named executive officers was approved.  In relation to the proposal on the frequency of future advisory votes on the compensation of named executive officers, the frequency of every 3 years received the most votes, and therefore is the advisory recommendation of the shareholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: September 25, 2017	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer